CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-76487).

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 30, 1999